UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX” or the “Company”) completed certain regular reviews and agreement renewals. In that regard, it made adjustments to the 2017 compensation of certain members of the Company’s executive management team. Ellen M. Fitzsimmons, Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary, received an increase in her short-term incentive opportunity from 80% of her annual base salary to 90% of her annual base salary and an increase in her long-term equity incentive award value from $1,500,000 to $2,000,000. Frank A. Lonegro, Executive Vice President and Chief Financial Officer, received an increase in his long-term equity incentive award value from $1,500,000 to $2,000,000.

The Board of Directors of CSX also approved the regular three-year renewal of the Company’s change of control agreements. Those included agreements with Michael J. Ward, Chief Executive Officer; Clarence W. Gooden, President; Fredrik J. Eliasson, Executive Vice President and Chief Sales and Marketing Officer; Mr. Lonegro; Cynthia M. Sanborn, Executive Vice President and Chief Operating Officer; and Ms. Fitzsimmons. Without such renewals, the change of control agreements for these individuals would have expired in accordance with their terms on May 6, 2017.

The terms of the change of control agreements are substantially the same as those set forth in the prior change of control agreements, and generally provide that each executive will be entitled to 2.99 times his or her annual base salary plus target bonus in the event he or she (i) is terminated other than for cause, (ii) resigns for good reason or (iii) experiences a constructive termination, in each case within three years of a change in control of the Company. The renewed change of control agreements will expire on May 15, 2020. The foregoing description of the change of control agreements does not purport to be complete and is qualified in its entirety by reference to the form of change of control agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed as part of this report:

10.1      Form of Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary

DATE: February 13, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement